                                                Filed Pursuant to Rule 424(b)(5)
                                                      Registration No. 333-33736

          PROSPECTUS SUPPLEMENT TO THE PROSPECTUS DATED JUNE 27, 2000
                                       OF

                              CALPINE CORPORATION
                                  RELATING TO
                        RESALES BY SELLING SHAREHOLDERS
                                       OF

                    5 1/2% CONVERTIBLE PREFERRED SECURITIES
             REMARKETABLE TERM INCOME DEFERRABLE EQUITY SECURITIES
                                (HIGH TIDES(SM))

     The Prospectus dated June 27, 2000, as supplemented to date (the "Prospectus") relating to resales by selling shareholders of 5 1/2% Convertible Preferred Securities, Remarketable Term Income Deferrable Equity Securities (HIGH TIDES(SM)), is hereby supplemented by amending the "Selling Holders" section on pages 23-25 thereof, by inserting the following as a new selling holder in the appropriate alphabetical location:

                                                              NUMBER OF
                       SELLING HOLDER                         HIGH TIDES
                       --------------                         ----------
McMahan Securities Co. L.P..................................     720

     In addition, the Prospectus is further supplemented by changing the entries under the column "Number of HIGH TIDES" with respect to the Selling Holders identified below to the corresponding entries below the column "New Number of HIGH TIDES" set forth below.

                                                                 NEW
                                                              NUMBER OF
                       SELLING HOLDER                         HIGH TIDES
                       --------------                         ----------
Argent Classic Convertible Arbitrage Fund (Bermuda) L.P.....  64,000
Banc of America Securities LLC..............................   8,200
Credit Suisse First Boston Corporation......................  44,500
Prudential Securities Inc...................................  50,000

                            ------------------------

                  Prospectus Supplement dated October 6, 2000